Exhibit 10.30

                                 EMPLOYMENT AGREEMENT

          AGREEMENT made as of the 30th day of July, 1994, by and among Smith Barney Inc., a Delaware corporation (the "Company"), and Joseph J. Plumeri II (the "Executive").

          The Board of Directors of the Company desires that the Company employ the Executive, and the Executive is willing to serve the Company, on the terms and conditions herein provided.

          In order to effect the foregoing, the parties hereto wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.   Employment.  The Company hereby agrees to employ the
               ----------
               Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

          2.   Term.  The employment term of this Agreement shall commence
               ----
               on July 30, 1994 (the "Commencement Date") and, subject to the provisions of Section 10, will end on the third anniversary of the Commencement Date unless further extended or sooner terminated as hereinafter provided.

          3.   Position and Duties.  The Executive shall serve as Vice
               --------------------
               Chairman of The Travelers Inc. (or if there shall be a corporate reorganization such that The Travelers Inc. is replaced by a different ultimate parent company, then of that other company ("Travelers"), the indirect parent of the Company and shall report only to the Chairman of the Board of Directors, a Vice Chairman, the Chief Executive Officer or the Chief Operating Officer of Travelers. The Executive shall have such responsibilities, duties and authorities commensurate with his position as may from time to time be assigned to the Executive by the individual to whom the Executive shall then report. During the term of this Agreement, the Executive shall devote substantially all his time and best efforts during normal business hours to the business and affairs of Travelers (including the Company and other Travelers' subsidiaries) except for vacations, illness or incapacity. Nothing in this Agreement shall preclude the Executive, subject to compliance with such other policies and procedures that may be in effect at the Travelers, from devoting reasonable periods required for (i) serving as a director or member of a committee of any organization involving no conflict of interest with the Company, (ii) delivering lectures and fulfilling speaking engagements, and
               (iii) engaging in charitable and community activities provided that such activities do not materially interfere with the performance of his duties hereunder.

          4.   Place of Performance.  In connection with the Executive's
               --------------------
               employment by the Company, the Executive shall be based at the principal executive offices of Travelers in the City of New York, except for required travel on business.

          5.   Compensation and Related Matters.
               --------------------------------

               (a)  Compensation.  During the period of the Executive's
                    ------------
                    employment hereunder, the Company shall pay to the Executive compensation as set forth on Attachment A hereto. The compensation shall be paid in accordance with the Company's normal payroll practices, as in effect from time to time and any bonus for 1997 shall, subject to the other provisions of this Agreement, be paid when 1997 bonuses are generally paid by the Company notwithstanding whether or not Executive is then employed by the Company.

               (b)  Expenses.  During the period of the Executive's
                    --------
                    employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

               (c)  Other Benefits.  The Executive shall be entitled to
                    --------------
                    participate in all of the employee benefit plans and arrangements generally available to senior executives of Travelers (including without limitation each retirement plan, supplemental and excess retirement plans, annual and long-term incentive compensation plans, stock option and purchase plans, group life insurance (presently group universal life insurance) and accident plan, medical and dental insurance plans, financial planning and disability plan). The Executive shall participate in the Travelers Supplemental Retirement Plan through maintenance of the existing frozen benefit and, if and to the extent that it shall be reopened to participation generally by senior officers of the Company or of Travelers, accrual of future benefits, all in accordance with the plan provisions as in effect from time to time except that the Executive's service at Shearson will be counted for
                    the purpose of vesting only.   During the period of the
                    Executive's employment hereunder, the Company will reimburse the Executive for annual premium to purchase a term life insurance policy from Primerica Financial Services ("PFS") carrying a death benefit of up to $1,500,000.















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               (d)  Capital Accumulation Plan.  The Executive shall
                    --------------------------
                    participate in the Travelers Capital Accumulation Plan ("CAP"), and any successor or replacement plan generally applicable to senior executives of the Company (provided that (i) the "Other Payments" set forth in Attachments A or B hereof and (ii) any amounts payable under Section 7 at or following a termination of employment, shall not be subject to
                    CAP). The provisions of such plan, as in effect from time to time, shall govern the participation by the Executive except as provided in Attachment C hereto.

               (e)  Vacations.  The Executive shall be entitled to no less
                    ---------
                    than the number of vacation days in each calendar year determined in accordance with the Company's vacation policy. The Executive shall also be entitled to all paid holidays and personal days given by the Company to its executives.

               (f)  Services Furnished.  The Company shall cause Travelers
                    ------------------
                    to furnish the Executive with office space, secretarial assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof.

               (g)  Stock Option.  As of the date hereof, the Executive
                    ------------
                    holds options to purchase 200,000 shares of common stock of Travelers pursuant to the provisions of the Travelers Stock Option Plan. In addition to the existing stock options, the Executive will be recommended for an additional grant of options to purchase 100,000 shares of common stock of Travelers pursuant to the Travelers Stock Option Plan (on a standard five (5) year vesting schedule) at the September, 1994 meeting of the Nominations and Compensation Committee. In the event of (i) the termination of this Agreement on account of the death or disability of the Executive or by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled to two (2) years of additional vesting and exercise of both grants of stock options, or any longer periods of vesting and exercise provided for in the Stock Option Plan, or (ii) the termination of this Agreement by the Executive but without Good Reason, the Executive shall be entitled to the remainder (if any) of a two (2) year period running from the date hereof of additional vesting and exercise for the original grant of stock options, in both cases subject to the other provisions of the Stock Option Plan.

















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               (h)  The Executive shall be entitled to have, at the
                    Company's expense, a car and driver at the level similar to other senior executives of Travelers.

          6.   Termination.  The Executive's employment hereunder may be
               -----------
               terminated under the following circumstances:

               a)   Death.  The Executive's employment hereunder shall
                    -----
                    terminate upon his death.

               b)   Disability.  If, as a result of the Executive's
                    ----------
                    incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six (6) consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six (6) months period) shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

               (c)  Cause.  The Company may terminate the Executive's
                    -----
                    employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's willful refusal to perform his properly assigned duties, or if the Executive shall be convicted of or plead guilty or nolo contendre to conduct constituting a felony, or in the event of a material violation of Section 10(a) of this Agreement. Such termination for reason of the Executive's willful refusal to perform his duties shall only be effective upon the Company's written notice of termination to the Executive and the Executive's failure within ten (10) days following such notice to cure the breach specified in such notice.

               (d) Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection (a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

               (e) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, the later to














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                    expire of thirty (30) days after Notice of Termination
                    is given pursuant to subsection (b) above or the six
                    (6) month disability period (provided that the Executive shall not have returned to the performance of his duties on a full-time basis prior to expiration of the thirty (30) day notice period or the six (6) month disability period, whichever shall expire later) (iii) if the Executive's employment is terminated pursuant to subsection (c) above, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (or, if no date is so specified, on the date on which a Notice of Termination is given).

               (f)  Good Reason.  The Executive may terminate his
                    -----------
                    employment hereunder for Good Reason. For purposes of this Agreement, the Executive shall have "Good Reason" to terminate his employment if the Company shall materially breach its obligations under this Agreement as to position, reporting relationship, responsibilities, duties, authority or place of
                    performance, as specified in Sections 3 and 4.   Such
                    termination for Good Reason shall only be effective upon the Executive's written notice of termination to the Company and the Company's failure within ten (10) days following such notice to cure the breach specified in such notice.

               (g) The Executive may terminate his employment hereunder without Good Reason. Such termination shall only be effective upon receipt of Executive's written notice of termination to the Company. In such event, the Company's obligations with regard to compensation shall be as provided in Section 7(a). Except as otherwise provided for herein, the provisions of the Stock Option Plan, the Capital Accumulation Plan and other employee plans will govern as to participation in such plans. Such a termination shall not affect the Executive's other obligations under this Agreement, including without limitation Section 10.

               (h) In the event the Executive shall terminate his employment with or without Good Reason or if the Company shall terminate the Executive s employment other than for Cause, the Company shall furnish to the Executive appropriate office space, his then administrative assistant (if employed by the Company or Travelers or, if not, other appropriate secretarial assistance) and his existing car and driver until the earlier of his commencing other employment or six (6) months after such date of termination.

          7.   Compensation Upon Termination.
               -----------------------------
















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               (a)  During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Executive shall continue to receive his full base salary at the rate then in effect until his employment is terminated pursuant to Section 6(b) hereof (provided that payments so made to the Executive during the disability period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company and which amounts were not previously applied to reduce any such payment).

                    If the Executive's employment is terminated (i) on account of disability or (ii) by the Executive but not for Good Reason and with an effective date on or prior to July 30, 1996, or (iii) by the Company for Cause, the Company shall pay to the Executive the unpaid amounts, if any, set forth in Attachment B. In addition, Executive shall retain his rights, if any, under any deferred compensation or other benefit plans in which he participates as specifically provided herein, or, if not otherwise specifically provided for in this Agreement, as provided in such plan and the Company shall have no further obligations to the Executive under this Agreement.

               (b) If the Executive's employment is terminated by his death, the Company shall pay to the Executive's estate or as may be directed by the legal representatives of such estate, the unpaid amounts, if any, set forth in Attachment B. In addition, the Executive shall retain his rights, if any, under any deferred compensation or other benefit plans in which he participates as specifically provided herein or, if not otherwise specifically provided for in this Agreement, as provided in such plan and the Company shall have no further commitments under this Agreement.

               (c)  [Intentionally Omitted]

               (d) If the Executive's employment is terminated (i) by the Company other than for Cause (ii) by the Executive for Good Reason, or (iii) by the Executive but not for Good Reason and with an effective date after July 30, 1996 then the Company shall pay the Executive his full compensation (as specified in Attachment A ) through the full employment term of this Agreement (as specified in Section 2 and, for these purposes, as if such earlier termination had not occurred and not subject to change as specified in Sections 6(a) and (b) and 7(a) and (b) in the event of the death or disability of the Executive subsequent to such a termination), payable when otherwise due under this Agreement. In addition, the Executive shall retain his rights, if any, under any deferred compensation or other benefit plans in which he participates












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                    as specifically provided herein or, if not otherwise
                    specifically provided for in this Agreement, as provided in such plan and the Company shall have no further obligations to the Executive under this Agreement.

               (e) The provisions of this Section 7 (together with (i) the provisions of any vacation, deferred compensation or other benefit plans in which he participates and which are not otherwise specifically provided for in this Agreement, (ii) the provisions of the CAP and Stock Option Plans as in effect from time to time and as specifically provided for in this Agreement in the event of a termination and (iii) the continuation of services provision set forth in Section 6(h)) are the exclusive rights of the Executive regarding a severance or termination occurring prior to expiration of the employment term. The rights of the Executive regarding a severance or termination occurring after expiration of the employment term shall be governed exclusively by the Company's regular severance policies as in effect at such time, except as otherwise specifically provided for herein.

          8.   Mitigation.  The Executive shall not be required to mitigate
               ----------
               amounts payable pursuant to Section 7 hereof by seeking other employment or otherwise and any amounts received from other employment shall not reduce any amounts due under
               Section 7.

          9.   [Intentionally Omitted]

          10.  Confidentiality and Non-Solicitation.
               ------------------------------------

               (a)  Confidentiality.  During the employment term of this
                    ---------------
                    Agreement and thereafter, the Executive will not, without the written consent of the Company, make use of or divulge to any person, firm or corporation, any trade or business secret which may be disclosed to him by the Company or Travelers or as a result of his employment with the Company hereunder or his position with Travelers excepting only such information which shall be made public without the fault of the Executive and such information as the Executive shall be obligated to disclose pursuant to legal process. In addition, the foregoing provision shall not impair the ability of the Executive to exercise his good faith judgment as to disclosures in connection with his duties hereunder.

               (b)  Non-Solicitation.  In the event the Executive's
                    ----------------
                    employment hereunder is terminated for any reason the Executive (i) shall not be personally involved, directly or indirectly, in hiring any employee of the Company or Travelers or any of their subsidiaries who either is a financial














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                    consultant (or similar position) for the Company or
                    whose annual compensation is in excess of $100,000 or any independent representative of the Company or Travelers or any of its subsidiaries who is intended to act as a full-time representative (e.g., at Primerica Financial Services, a sales force designation of RVP or higher ) (any of the foregoing being a "Protected Person") unless the Company or Travelers shall agree in writing to such hiring, and (ii) shall not be personally involved, directly or indirectly, in soliciting any Protected Person to leave their employment or terminate their relationship (it being agreed that simply responding to a request for a reference will not be deemed direct or indirect solicitation), in either case until the latest to occur of the following:

                    - one year after termination of employment (but not longer than July 30, 1998).

                    - the date the last payment of base salary or bonus actually payable to the Executive is due and payable under the provisions of Section 7.

                    - the date the last payment actually payable to the Executive is due and payable under Attachment B.

                    - in the event the Executive shall voluntarily terminate his employment but without Good Reason, July 30, 1996 (notwithstanding the fact that such date may be more than one year after such termination of employment).

               (c) The provisions of this Section 10 shall survive the termination, for any reason, or expiration of this Agreement.

          11.  Indemnification.  Both during and after the employment term,
               ---------------
               the Company shall indemnify the Executive to the full extent permitted by law for all expenses, costs, liabilities and legal fees which the Executive may incur by reason of entering into this Agreement and in the discharge of all his duties hereunder, other than for any such expenses, costs, liabilities or legal fees incurred resulting from the Executive's bad faith or gross negligence. The provisions of this Section shall be in addition to, and not in lieu of, any other rights of indemnification available to the Executive and shall apply to the Executive when serving in other capacities at the written request of the Company. Legal fees covered by this indemnification shall be advanced as incurred. The provisions of this Section 11 shall survive the termination, for any reason, or expiration of this Agreement.

















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          12.  Notice.  For the purposes of this Agreement, notices,
               ------
               demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive:
               Joseph J. Plumeri II
               1461 Martine Avenue
               Scotch Plains, New Jersey 07076

               With a copy to:

               Michael S. Sirkin, Esq.
               Proskauer Rose Goetz & Mendelsohn
               1585 Broadway
               New York, New York 10036

               If to the Company:

               333 West 34th Street
               New York, New York  10001
               Attention:  General Counsel

               with a copy to:

               The Travelers Inc.
               65 East 55th Street
               New York, New York 10022
               Attention:  General Counsel

               or to such other address either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          13.  Miscellaneous.  No provision of this Agreement may be
               -------------
               modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach of the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement




















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               shall not be assignable by the Executive.  This Agreement
               shall not be assignable by the Company except in connection with the sale of all or substantially all of the retail brokerage business of the Company, in which case it shall be assumed by Travelers, all references to the Company shall be deemed thereafter to be references to Travelers and the obligations of the Company hereunder shall cease; thereafter it shall not be assignable by Travelers except in connection with the sale of all or substantially all of the assets of Travelers. This Agreement shall be binding on the successors and permitted assigns of the Company. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles. In the event the Company breaches this Agreement by non-payment of any amounts due to the Executive hereunder, the Executive shall be entitled to recover his costs of collection. Whenever in this Agreement reference is made to a pro rata portion of an amount, it shall be calculated by multiplying an annual amount by a fraction, the numerator of which is the number of elapsed days in a period (e.g., the number of days in a calendar year prior to a termination of employment) and the denominator of which is 365.

          14.  Validity.  The invalidity or unenforceability of any
               --------
               provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          15.  Counterparts.  This Agreement may be executed in one or more
               ------------
               counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          16.  Arbitration.  Any controversy or claim arising out of or
               -----------
               relating to this Agreement, whether arising before or after the expiration or other termination of this Agreement, shall be settled by arbitration in New York City in accordance with the commercial rules of the American Arbitration Association, except to the extent specifically described in a document signed by both of the parties hereto and which specifically refers to this Section. Any decision by the arbitrators shall be final and binding on the parties and may be entered into in any court of competent jurisdiction.

          17.  Entire Agreement.  This Agreement sets forth the entire
               ----------------
               agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, express or implied, by any officer, employee or representative of either party hereto, including without limitation the prior employment agreement between the parties dated as of July 30, 1993, except to the extent specifically described in a document signed by both of the parties hereto and which specifically refers to this Section.













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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

          EXECUTIVE

          /s/ Joseph J. Plumeri II
          _________________________________
          Joseph J. Plumeri II

          SMITH BARNEY, INC.

              /s/ James Dimon
          By:_______________________________
             Name:  James Dimon
             Title: Chief Operating Officer

          The Travelers Inc. hereby agrees, for the benefit of Joseph J. Plumeri II, to guarantee the obligations of Smith Barney Inc. pursuant to that certain Employment Agreement dated as of July 30, 1994. This is a guarantee of payment and not of collection. The Employment Agreement may be amended by Joseph J. Plumeri II and Smith Barney Inc., with or without notice to The Travelers Inc., without affecting this guarantee and this guarantee shall extend to such Employment Agreement as amended even if it increases the obligations and liabilities of The Travelers Inc.

          THE TRAVELERS INC.

              /s/ Charles O. Prince, III
          By:  ________________________________
              Name:  Charles O. Prince, III
               Title:  Senior Vice President




































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                                                               Attachment A
                                                               ------------

          Base Salary
          -----------
          July 30, 1994 - July 30, 1996 at a rate of $950,000 per year
          July 30, 1996 - July 30, 1997 at a rate to be determined within the discretion of the Company

          Bonus
          -----
          For calendar year 1994                       $1,883,333

          For calendar year 1995                       $2,350,000

          For calendar year 1996
            for the period January 1 through July 30   $1,370,833
            for the period August 1 through            An amount to be
             December 31                               determined within the
                                                       discretion of the
                                                       Company

          For the portion of the Agreement within      An amount to be
            1997                                       determined within the
                                                       discretion of the
                                                       Company

          Other Payments
          --------------
          July 30, 1996                                $2,000,000

          July 30, 1997                                $3,400,000

          NOTE:
          -----
          By way of example, in the event of a termination of employment by the Executive whether with or without Good Reason or by the Company but without Cause and, in either case, with an effective date after July 30, 1996, compensation on termination to be paid would be as follows:

          -  base salary - at then current rate through date of termination


          - bonus - an amount for any period after July 30, 1996 to be determined within the discretion of the Company (in addition, if not already paid, to the amount specified above for the period January 1, through July 30, 1996) - payable when bonuses are generally paid for the calendar year in question.

          -  Other Payment - $3,400,000 payable July 30, 1997

                                                               Attachment B
                                                               ------------

          It is the agreement of the parties hereto that a portion, but not all, of the compensation payments specified in Attachment A shall be payable notwithstanding certain types of terminations of this Agreement. Specifically, in the event of a termination of employment because of (i) death, (ii) disability (iii) termination by the Executive but not for Good Reason and with an effective date on or prior to July 30, 1996 or (iv) by the Company for Cause, the following amounts of compensation, to the extent unpaid , shall continue to be paid:

          Base Salary
          -----------

          If termination occurs during the period July 30, 1994 - July 30, 1996 - payment of base salary at a rate of $450,000 per year
          through July 30, 1996.   If termination occurs after July 30,
          1996, at then current base salary through date of termination.

          Bonus
          -----

          If termination occurs during the period July 30, 1994 - July 30, 1996, then payment of the following bonuses for the following calendar years:

          1994           $1,550,000
          1995           $1,550,000
          1996           $  904,166

          If termination occurs after July 30, 1996, $904,166 for the period January-July, 1996 and an amount for any remaining period to be determined within the discretion of the Company

          Other Payments
          --------------

          July 30, 1996       $2,000,000
          July 30, 1997       $2,000,000

          All such specified payments shall be made as and when otherwise due under this Agreement except in the case of a termination of employment because of death, in which case any such payments shall be calculated as a present value amount using a discount rate equal to the average of the then published "prime rates" of the major money center banks headquartered in New York City and paid in a lump sum.

























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                                                               Attachment C
                                                               ------------

          It is the agreement of the parties hereto that special treatment shall be accorded the Executive s participation in the CAP Plan in the event of certain types of termination of this Agreement. Specifically, in the event of termination by the Executive either for Good Reason or without Good Reason the following shall apply to CAP contributions to the extent not yet vested:

          1 As to unvested CAP contributions made prior to the date hereof:

               1 without Good Reason (i) prior to July 30, 1995 - the original cash amount of such contributions shall be forfeited; or (ii) after July 30, 1995, treated under the CAP Plan as an involuntary termination without Cause and all such amounts shall be paid to the Executive.

               2 for Good Reason - treated under the CAP Plan as an involuntary termination without Cause and all such amounts shall be paid to the Executive.

          2    As to unvested CAP contributions made after the date hereof:

               1 relating to the portion of compensation identified in Attachment B which is subject to CAP

                    1 for Good Reason or without Good Reason and whether termination occurs before or after July 30, 1995 - treated under the CAP Plan as an involuntary termination without Cause and all such amounts shall be paid to the Executive

               2 relating to the balance of total compensation which is subject to CAP in excess of that identified in Attachment B

                    1 for Good Reason - treated under the CAP Plan as an involuntary termination without Cause and all such amounts shall be paid to the Executive

                    2 without Good Reason - such amounts shall be forfeited.

          Except as specifically provided in this Attachment C, all other CAP contributions shall be treated in accordance with the provisions of the CAP Plan, as in effect from time to time.






















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